UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/22/2005

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  000-17781

DE	77-0181864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

302 Enzo Drive, San Jose, CA 95138
(Address of principal executive offices, including zip code)

408-363-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 22, 2005, the Nasdaq Stock Market ("Nasdaq") notified Sunrise Telecom Incorporated (the "Company") that the Company's common stock will be delisted from The Nasdaq Stock Market effective at the opening of business on Thursday, December 1, 2005 unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel (the "Panel"). In its letter to the Company, Nasdaq cited that the Company has not complied with its periodic reporting requirement for filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 as required by Rule 4310(c)(14) of the Nasdaq Marketplace Rules, and therefore, is subject to delisting from The Nasdaq Stock Market. Effective as of the opening of business on Friday, November 25, 2005, the trading symbol for the Company's common stock will be changed from "SRTI" to "SRTIE." The Company intends to request a hearing before the Panel to review Nasdaq's determination. Pending a decision by the Panel, the Company's common stock will remain listed on The Nasdaq Stock Market. There can be no assurance that the Panel will grant the Company's request for continued listing or that the Company will regain compliance with its filing requirements in a timely manner.

The Company issued a press release on November 23, 2005 disclosing that it received a letter from Nasdaq as described in this report.   A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

99.1                  Press release dated November 23, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Telecom Incorporated

Date: November 23, 2005	By:	/s/ RICHARD KENT
RICHARD KENT
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 23, 2005.